EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2003, appearing in the Annual Report on Form 10-K of Diodes Incorporated for the year ended December 31, 2002.

/s/ Moss Adams LLP

Moss Adams LLP
Los Angeles, California
July 1, 2003